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                                                                EXHIBIT 10.4


                        ALLEGHENY TELEDYNE INCORPORATED

                           FEE CONTINUATION PLAN FOR

                             NON-EMPLOYEE DIRECTORS

                           (AS AMENDED AND RESTATED)

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                        ALLEGHENY TELEDYNE INCORPORATED

                FEE CONTINUATION PLAN FOR NON-EMPLOYEE DIRECTORS

1.  Purpose

     The purpose of this Fee Continuation Plan for Non-Employee Directors (the "Plan") of Allegheny Teledyne Incorporated (the "Company") is to provide for fee continuation payments for any person, including a retired officer or employee of the Company, who meets a minimum service requirement as a non-employee Director of the Company and meets other eligibility requirements set forth herein. The existence of this Plan will better enable the Company to attract and retain individuals of exceptional ability to serve as non-employee Directors of the Company.

     The Plan was originally adopted by the Board of Directors of Allegheny Ludlum Corporation ("ALC") effective January 1, 1990, and prior to the combination of the businesses of ALC and Teledyne, Inc. The Company desires to assume the Plan and to amend and restate the Plan, effective January 1, 1997. The Plan as in effect prior to this amendment and restatement shall apply only to eligible non-employee Directors who retired prior to January 1, 1997.


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2.  Administration

     The Plan shall be administered by the Vice President, General Counsel and Secretary of the Company who shall have authority to adopt rules and regulations from time to time for carrying out the Plan and to interpret, construe, and administer its provisions. The decisions of the Vice President, General Counsel and Secretary shall be final and binding upon all parties.

3.  Eligibility; Years of Service

     A. Each person who is a non-employee member of the Board of Directors of the Company shall become a Participant in the Plan as of the date such person commences service as a non-employee Director, provided, however, that a Participant shall be eligible to receive benefits under this Plan only upon meeting the conditions set forth in Section 3.B.

     B. Each Participant who has attained five (5) or more Years of Service shall be eligible to receive payments under the Plan.

     C. For the purposes of this Plan, "Years of Service" shall be the number of years, whether or not consecutive, of the Participant's service as a non-employee Director, up to a maximum of ten (10) years. A Participant who is a Director on January 1, 1997 shall receive credit for all periods of service as a Director of ALC or Teledyne, Inc. prior to August 15, 1996.

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4.  Cash Payments

     Fee continuation payments shall be payable in cash to a Participant beginning the calendar quarter after the termination of service as a Director or, if applicable, to a Participant's spouse or other designated beneficiary or estate beginning the calendar quarter after the termination of service as a Director, and shall continue at the rate of one year of benefit for each Year of Service. The benefit shall be in an amount equal to the annual retainer fee for Directors in effect immediately prior to the termination of such Participant's service as a Director.

5.  Disqualification

     An individual shall be disqualified from participating in this Plan at any time if he or she takes any action that is deemed to be contrary to the best interest of the Company.

6.  Amendment and Termination of Plan

     The Board of Directors may from time to time amend, modify, suspend, or terminate this Plan, provided however that no such amendment, modification, suspension, or termination shall reduce or in any manner adversely affect any Participant's rights with respect to benefits that are payable or may become payable under Section 4 as of the date of such amendment, modification, suspension, or termination.

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7.  Miscellaneous

     This Plan shall not be construed as conferring any rights upon any Director to continue as a Director for any period of time, or at any particular rate of compensation.

     The right to receive fee continuation payments shall be a claim against the general assets of the Company as an unsecured general creditor. The Company may, in its absolute discretion, establish one or more trusts or reserves which may be funded, by reference to the Company's fee continuation payment obligations hereunder or otherwise.

     The right to fee continuation payments under this Plan shall not be assigned, anticipated, alienated, sold, transferred, pledged, or encumbered in any manner.

     If any individual ceases to be a Director of the Company before completing five (5) Years of Service, all liability of the Company under this Plan shall terminate.

     This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, excluding any choice of law provisions which may indicate the application of the laws of another jurisdiction.


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